      As filed with the Securities and Exchange Commission on July 21, 1999

                  Registration Statement No. 33-____________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                      ADVANCED SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

NEVADA                                                            13-3953047
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                           25300 Telegraph Rd Ste 455
                              Southfield, MI 48034
                                  248-263-0000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


      ADVANCED SYSTEMS INTERNATIONAL, INC. 1997 EMPLOYEE STOCK OPTION PLAN ADVANCED SYSTEMS INTERNATIONAL, INC. 1997 DIRECTOR STOCK OPTION PLAN

                            (Full title of each plan)

                           --------------------------

                               ROBERT C. DEMERELL
                           25300 Telegraph Rd Ste 455
                              Southfield, MI 48034
                                  248-263-0000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

                              DAVID D. WARNER, ESQ.
                           Jaffe, Raitt, Heuer & Weiss
                            Professional Corporation
                         One Woodward Avenue, Suite 2400
                             Detroit, Michigan 48226
                                  313-961-8380

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

Title of Securities                 Amount to be        Proposed Maximum            Proposed Maximum             Amount of
 to be Registered                     Registered      Offering Price Per Share*     Aggregate Offering Price*  Registration Fee
 ----------------                     ----------      -------------------------     -------------------------  ----------------

Common Stock                        5,500,000 shares**    $0.75 -$1.6875*               $3,759,363*              $1,047.00
==============================================================================================================================



* Estimated solely for the purpose of calculating the registration fee, based on the price at which issued and outstanding options may be exercised and, with respect to authorized but unissued options, the average of the high and low sale prices for Common Stock as reported by Nasdaq on July 14, 1999, in accordance with Rule 457(h).

** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).




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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         Advanced Systems International, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Registration Statement under Section 12 of the Exchange Act on Form 10-SB; and

         (b) The description of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF COMMON STOCK

         The Common Stock to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Articles of Incorporation and Bylaws reflect the adoption of the provisions of Section 78.037 of the Nevada General Corporation Law, which eliminates or limits the personal liability of a director to a company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. The Company's Articles of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, in accordance with, and to the full extent permitted by, the Nevada General Corporation Law. In addition, the Bylaws authorize the company to maintain insurance to cover such liabilities.



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





ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

     The following exhibits are filed with this registration statement:


         Exhibit 5.0 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. with respect to the legality of the Commmon Stock to be registered hereunder.

         Exhibit 23.1 Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (contained in Exhibit 5.0)

         Exhibit 23.2      Consent of Grant Thornton, LLP



ITEM 9.   UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                 (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 15th day of July, 1999

                                            ADVANCED SYSTEMS INTERNATIONAL, INC.


                                            By: /s/ Gerald A. Pesut
                                               --------------------------------
                                                 Gerald A. Pesut
                                                 President and Chief Executive
                                                 Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




                 NAME                                  TITLE                                  DATE
                 ----                                  -----                                  ----

/s/ Gerald A. Pesut
---------------------------------------
           Gerald A. Pesut               Chairman, Chief Executive Officer               July 15, 1999
                                                   and President
/s/ John Williams
---------------------------------------
            John Williams                             Director                           July 15, 1999

/s/ Greg Farbolin
---------------------------------------
            Greg Farbolin                             Director                           July 15, 1999

/s/ Alexander Henry
---------------------------------------
           Alexander Henry                            Director                           July 15, 1999


---------------------------------------
           Mark O'Donoghue                            Director                           July 15, 1999

/s/ Carlos E. Bravo
---------------------------------------
           Carlos E. Bravo                            Director                           July 15, 1999

/s/ Robert C. DeMerell
---------------------------------------
          Robert C. DeMerell             Chief Financial Officer, Secretary              July 15, 1999
                                         and Treasurer (principal financial
                                              and accounting officer)



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
                                 Exhibit Index
                                 -------------

Exhibit No.                            Description
-----------                            -----------

Exhibit 5.0 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. with respect to the legality of the Common Stock to be registered hereunder.

Exhibit 23.1     Consent of Jaffe, Raitt, Heuer & Weiss, P.C. (contained in
                 Exhibit 5.0)

Exhibit 23.2     Consent of Grant Thornton, LLP


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